THE LAW OFFICES OF
THOMAS C. COOK
ATTORNEY AND COUNSELOR AT LAW
10470 W. CHEYENNE AVENUE, SUITE 115, PMB 303
LAS VEGAS, NEVADA 89129
(702) 524-9151
tccesq@aol.com

June 17, 2022

ASI Aviation, Inc.
11921 Freedom Drive
Suite 550
Reston, Virginia 20190-5667

Re: ASI Aviation, Inc./Regulation A Offering Statement of Form 1-A

Ladies and Gentlemen:

We have acted as special Nevada counsel to ASI Aviation, Inc., a Nevada corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of a Regulation A Offering Statement on Form 1-A (the "Offering Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for qualification for exemption from registration of 10,000,000 shares (the "Shares") of the Company's common stock, including up to 5,000,000 bonus shares, $0.0001 par value per share (the "Common Stock").

This opinion letter is being delivered in accordance with the requirements of Item 17(12) of Form 1-A under the Securities Act of 1933, as amended.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

- the Offering Statement;
- the Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on December 29, 2015;
- the Bylaws of the Company dated December 29, 2015;
- form of Regulation A Subscription Agreement related to the purchase of the Shares ("Subscription Agreement");
- a specimen certificate representing the Common Stock; and
- certain resolutions and actions of the Board of Directors of the Company relating to the issuance of the Shares, the qualification for exemption from

registration of the Shares under Regulation A of the Securities Act, and such other matters as relevant.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination of documents, we have assumed:

- the legal capacity of all natural persons executing the documents;
- the genuineness of all signatures on the documents;
- the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;
- that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; and
- other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

We have also assumed that:

- the persons identified as officers of the Company are actually serving in such capacity;
- the Offering Statement will be declared qualified; and
- the total number of Shares to be issued under the Offering Statement, including the total number of Bonus Shares, plus the total number of shares of the Common Stock then outstanding will not exceed the number of shares of Common Stock authorized for issuance as set forth in the Company's Articles of Incorporation.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Based upon and subject to the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized and, upon issuance, the Shares will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Offering Statement is declared qualified.

The opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and we consent to the reference of our name under the caption "Legal Matters" in the the Offering Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

Thomas C. Cook, Esq.